EXECUTION VERSION

THIRD AMENDMENT dated as of March 31, 2017 (this “Amendment”), to the Credit Agreement dated as of December 29, 2015 (as amended by the First Amendment dated as of March 31, 2016, as further amended by the Second Amendment dated as of September 7, 2016, and as heretofore further amended, the “Credit Agreement”), by and among LEGG MASON, INC., a Maryland corporation (the “Borrower”), each of the Lenders from time to time party thereto and CITIBANK, N.A., as Administrative Agent.
WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein and the Lenders party hereto, constituting the Majority Lenders, have agreed so to amend the Credit Agreement;
NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders party hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.
SECTION 2.     Amendment. Subject to the satisfaction of the conditions set forth in Section 5 below, the Credit Agreement shall without further action be amended as follows:
(a)    The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence after the ultimate sentence in the definition:
“The aggregate amount of the Lenders’ Commitments as of the Amendment Effective Date (as defined in the Third Amendment) is US$500,000,000.”
(b)    Section 5.03(a) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following text:
(a)    Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed (i) at any time during the period from the Amendment Effective Date (as defined in the First Amendment), through and including September 30, 2016, 3.50 to 1.00, (ii) at any time during the period from October 1, 2016, through and including December 31, 2016, 3.25 to 1.00, (iii) at any time during the period from January 1, 2017, through and including March 31, 2018, 3.50 to 1.00, and (iv) at any other time, 3.00 to 1.00.
(c)    The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

2

“Third Amendment” means the Third Amendment dated as of March 31, 2017 to the Credit Agreement (as amended by the First Amendment dated as of March 31, 2016 and the Second Amendment dated as of September 7, 2016), by and among the Borrower, each of the Lenders party thereto and the Administrative Agent.
(d)    Schedule I to the Credit Agreement is hereby amended and replaced in its entirety by Schedule I attached hereto.
SECTION 3.         Commitment Reduction. Upon the effectiveness of this Amendment, and without any further action of any party hereto, the Commitments of all of the Lenders in effect immediately prior to the Amendment Effective Date will be reduced, on a pro rata basis among such Lenders, by $500,000,000. Schedule I attached hereto reflects such reduction in the Commitments.
SECTION 4.     Representations and Warranties. The Borrower represents and warrants to the Lenders that:
(a)    This Amendment has been duly executed and delivered by the Borrower and (assuming due execution by the parties hereto other than the Borrower) constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties set forth in Section 4.01 of the Credit Agreement (except the Excluded Representations) are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), before and after giving effect to this Amendment, as though made on and as of the Amendment Effective Date.
(c)    As of the Amendment Effective Date, after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.
SECTION 5.     Effectiveness of Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have executed this Amendment and shall have received counterparts hereof duly executed and delivered by the Borrower and the Lenders constituting the Majority Lenders. The Administrative Agent shall promptly notify the Borrower and the Lenders in writing of the Amendment Effective Date and such notice shall be conclusive and binding absent manifest error.
SECTION 6.     Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine

3

& Moore LLP, counsel for the Administrative Agent, in each case to the extent provided in Section 8.04(a) of the Credit Agreement.
SECTION 7.     Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Lenders or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.
SECTION 8.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf email transmittal) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 9.     Governing Law; Consent to Jurisdiction, Etc. The provisions of Sections 8.07 and 8.11 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers or representatives as of the date first above written.

LEGG MASON, INC.,
By:	/s/ Peter H. Nachtwey
Name: Peter H. Nachtwey
Title: Chief Financial Officer

CITIBANK, N.A., as Administrative Agent, an Issuing Lender and Lender,
By:	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

[Signature Page to Legg Mason Third Amendment]

THIRD AMENDMENT TO THE
CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2015
OF LEGG MASON, INC.

To approve this Amendment:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

[Signature Page to Legg Mason Third Amendment]

To approve this Amendment:

BANK OF AMERICA N.A.
By:	/s/ Rodney Beeks
Name: Rodney Beeks
Title: Associate

To approve this Amendment:

BRANCH BANKING AND TRUST COMPANY,
By:	/s/ Trevor H. Williams
Name: Trevor H. Williams
Title: Banking Officer

To approve this Amendment:

THE BANK OF NEW YORK MELLON,
By:	/s/ Michael Pensari
Name: Michael Pensari
Title: Managing Director

To approve this Amendment:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

For any institution requiring a second signature line:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Walter Jay Buckley
Name: Walter Jay Buckley
Title: Managing Director

To approve this Amendment:

HSBC BANK USA, N.A.
By:	/s/ Cameron Hughes
Name: Cameron Hughes
Title: Senior Vice President

To approve this Amendment:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Alfred Chi
Name: Alfred Chi
Title: Vice President

To approve this Amendment:

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Ashley J.S. Thompson
Name: Ashley J.S. Thompson
Title: Vice President

To approve this Amendment:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Suzanne Ley
Name: Suzanne Ley
Title: Vice President

To approve this Amendment:

ROYAL BANK OF CANADA
By:	/s/ Greg DeRise
Name: Greg DeRise
Title: Authorized Signatory

To approve this Amendment:

STATE STREET BANK & TRUST COMPANY
By:	/s/ Andrei Bourdine
Name: Andrei Bourdine
Title: Vice President

To approve this Amendment:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Casey Connelly
Name: Casey Connelly
Title: Managing Director

To approve this Amendment:

MORGAN STANLEY BANK, N.A.
By:	/s/ Christopher Winthrop
Name: Christopher Winthrop
Title: Authorized Signatory